UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2015

Walter Investment Management Corp.

(Exact name of registrant as specified in its charter)

Maryland	001-13417	13-3950486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Bayport Drive, Suite 1100
Tampa, FL	33607
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 421-7600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Investor Agreement with Baker Street and Vadim Perelman

On November 22, 2015, Walter Investment Management Corp., a Maryland corporation (the “Company”), entered into an investor agreement (the “Agreement”) with Baker Street Capital Management, LLC and certain of its affiliates (collectively, “Baker Street”) and Vadim Perelman, in his individual capacity and as the managing member of Baker Street. Baker Street has beneficial ownership of 8,677,524 shares of the Company’s common stock, as set forth in Baker Street’s Amendment No. 2 to Schedule 13D, filed with the SEC on October 14, 2015.

Pursuant to the Agreement, effective as of December 7, 2015, the size of the board of directors of the Company (the “Board”) will be increased to eleven (11) directors and Mr. Perelman will be appointed to serve as a Class II director on the Board with his term expiring at the Company’s 2017 annual meeting of stockholders.

Pursuant to the Agreement, Baker Street has also agreed to vote all of its stock, at the Company’s 2016 annual meeting of shareholders, in support of each director nominated by the Board who is currently a Class I director, against any shareholder nominations for the election of directors not approved by the Board, and against all other shareholder recommendations and proposals not approved by the Board. Baker Street has also agreed to vote, at the Company’s 2017 annual meeting of shareholders, all of its stock in support of each nominee to the Board that is recommended by the Board and in accordance with the Board’s recommendation on any other matter that is subject to a vote of stockholders if the Company and Mr. Perelman agree to his nomination for re-election as a director at the 2017 annual meeting of shareholders, subject to certain limitations described in the Agreement. Notwithstanding the foregoing, Baker Street may, in its sole discretion, vote all of its stock against an “extraordinary transaction” (as defined in the Agreement) if approval of such a transaction is the subject of a vote at the Company’s 2017 annual meeting of stockholders or other shareholder meeting.

Under the Agreement, subject to certain exceptions, Baker Street and Mr. Perelman have agreed to abide by certain standstill restrictions for a specified period of time (or the “standstill period” (as defined in the Agreement)), including refraining from: (i) proposing or seeking to effect any tender or exchange offer, merger, business combination, sale of assets or securities, recapitalization or other similar transaction involving the Company, (ii) making, or in any way participating in any “proxy contest” or other solicitation of proxies, (iii) selling, including through swap or hedging transactions, any securities of the Company to any person that would result in such person becoming a beneficial owner of 9.9% or more of the outstanding shares of common stock of the Company, (iv) forming, joining or participating in a “group” within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (v) making any shareholder proposal, and (vi) if the Rights Agreement (or any successor agreement) has been terminated or expires, acquiring any Company debt or additional common stock of the Company in excess of their respective beneficial ownership thereof at the time of such termination or expiration. The Agreement contains certain other restrictions on activities by Baker Street and Mr. Perelman during the standstill period, upon the terms and subject to the conditions described in the Agreement.

Mr. Perelman has agreed, upon becoming a member of the Board, to be subject to certain governance and confidentiality policies and shall be entitled to the same insurance, indemnification, compensation and expense reimbursement programs that apply to all non-employee directors of the Company. The Agreement provides for the automatic resignation of Mr. Perelman from the Board upon a final judicial determination of a material breach by Baker Street or Mr. Perelman of the Agreement, or, if earlier, at such time Baker Street fails to maintain beneficial ownership of at least 9.9% of the outstanding shares of common stock of the Company.

The foregoing summary of the Agreement is not complete and is subject to, and qualified in its entirety by, the text of the Agreement, which is filed hereto as Exhibit 10.1 and is incorporated herein by reference.

Amendment of Rights Agreement

On November 22, 2015, the Company and Computershare Trust Company, N.A., a federally chartered trust company, as Rights Agent (the “Rights Agent”) entered into Amendment No. 2 (the “Amendment”) to the Rights Agreement, dated as of June 29, 2015, as previously amended by Amendment No. 1, dated as of November 16, 2015, each between the Company and the Rights Agent (as amended, the “Rights Agreement”).

Upon the terms and subject to the conditions set forth in the Rights Agreement and the Amendment, Baker Street may acquire up to 25% of the total voting power of all shares of the Company’s common stock without triggering the exercisability of the preferred share purchase rights attached to shares of the Company’s common stock pursuant to the Rights Agreement.

The foregoing description of the Amendment is subject to, and qualified in its entirety by reference to, the full text of the Amendment, which is filed as Exhibit 4.1 and is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Agreement, effective as of December 7, 2015, the Company will increase the size of the Board and appoint Mr. Perelman as a Class II director. Mr. Perelman is expected to serve on the Board’s Compensation and Human Resources Committee, Compliance Committee and Nominating and Corporate Governance Committee, subject to satisfying the necessary eligibility requirements.

Mr. Perelman has not, since the beginning of the Company’s last fiscal year, been a participant in any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K. Mr. Perelman is eligible to participate in the Company’s director compensation program as described in the Company’s proxy statement for the 2015 annual meeting of stockholders.

The description of the Agreement included under Item 1.01 is incorporated by reference into this Item 5.02.

Item 7.01.	Regulation FD Disclosure.

The Company also issued a press release relating to the Agreement and the Amendment, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information being furnished under this Item 7.01 pursuant to this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other document filed by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

4.1	Amendment No. 2, dated as of November 22, 2015, to the Rights Agreement, dated as of June 29, 2015, and previously amended by Amendment No. 1, dated November 16, 2015, each between Walter Investment Management Corp. and Computershare Trust Company, N.A., as Rights Agent.

10.1	Investor Agreement, dated as of November 22, 2015, between Walter Investment Management Corp., Baker Street Capital Management, LLC and certain of its affiliates, and Vadim Perelman.

99.1	Press Release of Walter Investment Management Corp. issued on November 23, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALTER INVESTMENT MANAGEMENT CORP.

DATED: November 23, 2015	By:	/s/ Denmar J. Dixon
		Name:	Denmar J. Dixon
		Title:	Vice Chairman of the Board and
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amendment No. 2, dated as of November 22, 2015, to the Rights Agreement, dated as of June 29, 2015, and previously amended by Amendment No. 1, dated November 16, 2015, each between Walter Investment Management Corp. and Computershare Trust Company, N.A., as Rights Agent.

10.1	Investor Agreement, dated as of November 22, 2015, between Walter Investment Management Corp., Baker Street Capital Management, LLC and certain of its affiliates, and Vadim Perelman.

99.1	Press Release of Walter Investment Management Corp. issued on November 23, 2015.